Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2025 Earnings; Declares Quarterly Dividend

Indiana, PA, July 29, 2025 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2025.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Reported Results
Net income	$33,402	$32,696	$37,088	$66,098	$74,637
Diluted earnings per share	$0.32	$0.32	$0.36	$0.64	$0.73
Return on average assets	1.11%	1.14%	1.28%	1.12%	1.29%
Return on average equity	8.97%	9.28%	11.10%	9.12%	11.24%

Operating Results (non-GAAP)(1)
Core net income	$39,496	$32,779	$37,070	$72,276	$74,709
Core diluted earnings per share	$0.38	$0.32	$0.36	$0.70	$0.73
Core pre-tax pre-provision net revenue	$58,677	$46,879	$54,381	$105,556	$105,214
Provision expense	$8,898	$5,736	$7,827	$14,634	$12,065
Provision for credit losses - acquisition day 1 non-PCD	$3,759	$—	$—	$3,759	$—
Net charge-offs	$2,758	$3,098	$4,402	$5,856	$8,704
Reserve build/(release)(2)	$13,035	$1,025	$4,556	$14,060	$5,936
Core return on average assets (ROAA)	1.31%	1.14%	1.27%	1.23%	1.29%
Core pre-tax pre-provision ROAA	1.95%	1.63%	1.87%	1.79%	1.82%
Return on average tangible common equity	12.59%	13.02%	15.94%	12.80%	16.22%
Core return on average tangible common equity	14.82%	13.05%	15.93%	13.96%	16.24%
Core efficiency ratio	54.06%	59.08%	53.63%	56.44%	54.33%
Net interest margin (FTE)	3.83%	3.62%	3.57%	3.73%	3.55%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Second Quarter 2025 Highlights
Financial results
▪GAAP Net income of $33.4 million and diluted earnings per share of $0.32 represented an increase of $0.7 million from the prior quarter and a decrease of $3.7 million, or $0.04 per share, from the second quarter of 2024
•Core net income(1) of $39.5 million and core earnings per share of $0.38 represented an increase of $6.7 million, or $0.06 per share from the prior quarter and an increase of $2.4 million or $0.02 per share, from the second quarter of 2024
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $58.7 million, an increase of $11.8 million from the previous quarter and an increase of $4.3 million from the second quarter of 2024
▪Net interest income (FTE) of $106.6 million increased $10.7 million from the previous quarter and increased $11.3 million from the second quarter of 2024
▪Noninterest income (excluding securities gains and losses) of $24.7 million increased $2.3 million from the previous quarter and decreased $0.4 from the second quarter of 2024. The decrease from the prior year was due to lower card-related interchange income as a result of the full implementation of the Durbin amendment
▪Noninterest expense (excluding merger-related expense) of $72.3 million increased $1.2 million from the previous quarter
▪Average deposits (excluding acquired balances) increased $91.6 million, or 3.8% annualized, compared to the prior quarter
•End of period deposits (excluding acquired balances) decreased $35.1 million, or 1.4% annualized, compared to the prior quarter
▪Total loans (excluding acquired balances) increased $183.7 million, or 8.1% annualized, from the previous quarter
▪The loan-to-deposit ratio increased to 95.1% at the end of the second quarter of 2025 as compared to 92.6% at the end of the previous quarter
▪Total shareholder’s equity increased $70.7 million from the previous quarter due to $45.9 million in equity issued for the CenterGroup acquisition, a $19.5 million increase in retained earnings and $5.0 million improvement in accumulated other comprehensive income (AOCI).
•Tangible book value per share increased $0.19, or 7.3% annualized, from the previous quarter
•AOCI as a percentage of tangible common equity was 6.8% in the second quarter of 2025 as compared to 7.6% in the previous quarter
▪First Commonwealth Bank (the Bank) has been recognized for the fourth consecutive year by Forbes as one of the World’s Best Banks for 2025
Profitability
▪The core efficiency ratio(1) of 54.1% improved 501 basis points from the previous quarter
▪The return on average assets (ROA) decreased three basis points to 1.11% compared to previous quarter
•The core return on average assets(1) increased 17 basis points to 1.31% compared to the previous quarter
▪Core pre-tax pre-provision ROA(1) for the quarter ended June 30, 2025 increased 32 basis points to 1.95% as compared to 1.63% in the prior quarter and 1.87% in the second quarter of 2024
▪The net interest margin of 3.83% increased 21 basis points compared to the prior quarter and increased 26 basis points as compared to the second quarter of 2024
•The acquisition of CenterBank contributed four basis points of the increase from the prior quarter due to the accretion of purchase accounting marks

•The expiration of $150 million in macro swaps on May 1st contributed three basis points to the increase from prior quarter
•Higher yields on new loan volume contributed nine basis points of the increase from prior quarter
•A five basis point improvement in the cost of funds contributed five basis points of the increase from prior quarter
▪There were no material security gains during the quarter
Asset quality
▪The provision for credit losses (excluding acquisition Day-1 non-PCD provision for CenterGroup) was $8.9 million, an increase of $3.2 million compared to the previous quarter
▪The allowance for credit losses as a percentage of period-end loans was 1.39%, an increase of seven basis points from the previous quarter
▪Total criticized loans increased $64.4 million from the previous quarter
•Total nonperforming loans of $99.5 million increased $40.1 million from the previous quarter driven by an individual commercial floorplan relationship that was transferred to nonaccrual status during the second quarter of 2025
▪Net charge-offs on loans totaled $2.8 million, a decrease of $0.3 million from the previous quarter
•Net charge-offs as a percentage of average loans (annualized) was 0.12% in the second quarter of 2025 as compared to 0.14% in the previous quarter
Strong capital and liquidity positions
▪The Bank-level Total Capital ratio was 13.4% at June 30, 2025, which represents $338.5 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
▪On April 28, 2025, the Board of Directors authorized a 3.7% increase in the quarterly cash dividend to shareholders
▪There were 32,844 shares repurchased during the second quarter of 2025. The remaining capacity under the current program was $6.2 million as of June 30, 2025. On July 29, 2025, the Board of Directors authorized an additional $25 million share repurchase program.
“We are pleased to report a strong second quarter, marked by significant net interest margin expansion, robust loan growth, and the successful completion of the CenterBank acquisition,” stated T. Michael Price, President and Chief Executive Officer. “Our focus on organic growth and strategic acquisitions continues to position First Commonwealth for sustained success, delivering value to our shareholders and communities.”
Earnings
GAAP net income for the second quarter of 2025 was $33.4 million, or $0.32 per share, compared to $32.7 million, or $0.32 per share in the first quarter of 2025, and $37.1 million, or $0.36 per share for the second quarter of 2024.
Core net income for the second quarter of 2025 was $39.5 million, or $0.38 per share, compared to $32.8 million, or $0.32 per share in the first quarter of 2025, and $37.1 million, or $0.36 per share for the second quarter of 2024.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $106.6 million increased $10.7 million from the previous quarter and increased $11.3 million from the prior year quarter. The increase from the previous quarter was primarily due to a 21 basis point expansion in the net interest margin and a $411.1 million increase in interest earning assets.
The net interest margin for the second quarter of 2025 was 3.83%, an increase of 21 basis points from the previous quarter and an increase of 26 basis points from the second quarter of 2024. The increase from the previous quarter was due primarily to a 17 basis point increase in the yield on loans and a nine basis point increase in the yield on securities. The net interest margin benefitted further by an eight basis point decrease in the cost of deposits. The total cost of funds was 2.02% in the second quarter of 2025, which represents a decrease of five basis points from the previous quarter.

Total average deposits (excluding acquired deposits) grew $91.6 million, or 3.8% annualized, in the second quarter of 2025 as compared to the previous quarter. Average interest-bearing demand and savings deposits (excluding acquired deposits) grew $130.9 million, average noninterest-bearing deposits (excluding acquired deposits) grew $36.8 million and average time deposits (excluding acquired deposits) decreased $76.1 million from the previous quarter.
Total average loans (excluding acquired loans) grew $164.5 million, or 7.3% annualized, in the second quarter of 2025 as compared to the previous quarter.
Asset Quality
Provision (excluding acquisition Day-1 non-PCD provision for CenterGroup) expense in the second quarter of 2025 totaled $8.9 million as compared to $5.7 million in the previous quarter. The increase in the provision expense from the previous quarter was primarily the result of a $2.6 million increase in specific reserves. The increase in specific reserves was driven by a commercial floorplan relationship that was moved to nonaccrual status during the quarter. The commercial dealer floorplan portfolio totaled $152.7 million as of June 30, 2025.
The allowance for credit losses as a percentage of end-of-period loans in the second quarter of 2025 was 1.39% as compared to 1.32% in the previous quarter.
At June 30, 2025, nonperforming loans totaled $99.5 million, an increase of $40.1 million from the previous quarter. The increase in nonperforming loans was primarily due to the aforementioned dealer floorplan relationship, which was moved into nonaccrual status and $8.4 million of acquired nonperforming loans.
Nonperforming loans represented 1.04% of total loans for the period ended June 30, 2025 as compared to 0.65% and 0.64% for the periods ended March 31, 2025 and June 30, 2024, respectively.
During the second quarter of 2025, net charge-offs were $2.8 million as compared to $3.1 million in the previous quarter and $4.4 million in the second quarter of 2024.
Net charge-offs as a percentage of average loans (annualized) were 0.12%, 0.14% and 0.20% for the periods ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding securities gains and losses) totaled $24.7 million for the second quarter of 2025, as compared to $22.5 million for the first quarter of 2025 and $25.2 million for the second quarter of 2024.
The $2.3 million increase from the previous quarter was primarily due to a $0.4 million increase in other income which includes a $0.4 million increase in gain on sale of Small Business Administration (SBA) loans and a $0.4 million gain on the sale of property held as Other Real Estate Owned (OREO), a $0.4 million increase in gain on sale of mortgage loans, a $0.4 million increase in Bank Owned Life Insurance (BOLI) income, and a $0.2 million increase in other revenue due to limited partnership gains, partially offset by a $0.4 million decrease in swap fee income.
There were no material security gains during the quarter.
Noninterest expense (excluding merger-related expense) of $72.3 million increased $1.2 million from the previous quarter. The increase from the previous quarter was driven by a $1.0 million increase in other operating expenses primarily driven by higher loan expenses related to higher loan volume, a $0.4 million increase in furniture and equipment and a $0.3 million increase in other professional fees. Partially offsetting these increases was a $0.8 million decrease in occupancy expense.
The core efficiency ratio was 54.1% during the second quarter of 2025 as compared to 59.1% in the previous quarter and 53.6% in the second quarter of 2024.
Full time equivalent staff was 1,562 at June 30, 2025, 1,538 at March 31, 2025, and 1,472 at June 30, 2024.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.135 per share, which represents a 3.9% increase from the second quarter of 2024. The cash dividend is payable on August 22, 2025 to shareholders of record as of August 8, 2025. This dividend represents a 3.3% projected annual yield utilizing the July 28, 2025 closing market price of $16.31.
On July 29, 2025, the Board of Directors authorized an additional $25 million share repurchase program.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2025 were 14.4%, 12.7%, 10.7% and 12.0%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2025 on Wednesday, July 30, 2025 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 127 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
SUMMARY RESULTS OF OPERATIONS
Net interest income	$106,241	$95,522	$94,992	$201,763	$187,296
Provision for credit losses	8,898	5,736	7,827	14,634	12,065
Provision for credit losses — acquisition day 1 non-PCD	3,759	—	—	3,759	—
Noninterest income	24,749	22,502	25,210	47,251	49,198
Noninterest expense	76,268	71,250	65,798	147,518	131,371
Net income	33,402	32,696	37,088	66,098	74,637
Core net income (5)	39,496	32,779	37,070	72,276	74,709
Earnings per common share (diluted)	$0.32	$0.32	$0.36	$0.64	$0.73
Core earnings per common share (diluted) (6)	$0.38	$0.32	$0.36	$0.70	$0.73
KEY FINANCIAL RATIOS
Return on average assets	1.11%	1.14%	1.28%	1.12%	1.29%
Core return on average assets (7)	1.31%	1.14%	1.27%	1.23%	1.29%
Return on average assets, pre-provision, pre-tax	1.81%	1.62%	1.87%	1.72%	1.82%
Core return on average assets, pre-provision, pre-tax	1.95%	1.63%	1.87%	1.79%	1.82%
Return on average shareholders' equity	8.97%	9.28%	11.10%	9.12%	11.24%
Return on average tangible common equity (8)	12.59%	13.02%	15.94%	12.80%	16.22%
Core return on average tangible common equity (9)	14.82%	13.05%	15.93%	13.96%	16.24%
Core efficiency ratio (2)(10)	54.06%	59.08%	53.63%	56.44%	54.33%
Net interest margin (FTE) (1)	3.83%	3.62%	3.57%	3.73%	3.55%

Book value per common share	$14.47	$14.20	$13.32
Tangible book value per common share (11)	10.63	10.44	9.56
Market value per common share	16.23	15.54	13.81
Cash dividends declared per common share	0.135	0.130	0.130	0.265	0.255
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	1.04%	0.65%	0.63%
Nonperforming assets as a percent of total assets (3)	0.83%	0.52%	0.51%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.12%	0.14%	0.20%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	133.62%	201.89%	216.48%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.39%	1.32%	1.37%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.4%	12.3%	11.7%
Tangible common equity as a percent of tangible assets (12)	9.4%	9.3%	8.7%
Leverage Ratio	10.7%	10.7%	10.2%
Risk Based Capital - Tier I	12.7%	12.9%	12.5%
Risk Based Capital - Total	14.4%	14.7%	14.2%
Common Equity - Tier I	12.0%	12.2%	11.7%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
INCOME STATEMENT
Interest income	$158,926	$147,128	$150,682	$306,054	$296,144
Interest expense	52,685	51,606	55,690	104,291	108,848
Net Interest Income	106,241	95,522	94,992	201,763	187,296
Provision for credit losses	8,898	5,736	7,827	14,634	12,065
Provision for credit losses - acquisition day 1 non-PCD	3,759	—	—	3,759	—
Net Interest Income after Provision for Credit Losses	93,584	89,786	87,165	183,370	175,231
Net securities losses	—	(5,142)	(5,535)	(5,142)	(5,535)
Gain on sale of VISA	—	5,146	5,558	5,146	5,558
Trust income	3,029	3,022	2,821	6,051	5,548
Service charges on deposit accounts	5,595	5,438	5,546	11,033	10,929
Insurance and retail brokerage commissions	3,097	3,170	3,154	6,267	5,805
Income from bank owned life insurance	1,938	1,502	1,371	3,440	2,665
Gain on sale of mortgage loans	1,836	1,387	1,671	3,223	2,999
Gain on sale of other loans and assets	2,217	1,388	1,408	3,605	3,459
Card-related interchange income	3,998	3,654	7,137	7,652	13,827
Derivative mark-to-market	—	(153)	—	(153)	12
Swap fee income	439	835	—	1,274	—
Other income	2,600	2,255	2,079	4,855	3,931
Total Noninterest Income	24,749	22,502	25,210	47,251	49,198
Salaries and employee benefits	40,584	40,415	37,320	80,999	72,644
Net occupancy	4,894	5,729	4,822	10,623	10,156
Furniture and equipment	4,547	4,193	4,278	8,740	8,758
Data processing	4,085	3,817	3,840	7,902	7,664
Pennsylvania shares tax	1,338	1,337	1,126	2,675	2,328
Advertising and promotion	1,457	1,372	898	2,829	2,217
Intangible amortization	1,311	1,131	1,169	2,442	2,433
Other professional fees and services	1,903	1,620	1,286	3,523	2,528
FDIC insurance	1,550	1,379	1,286	2,929	2,899
Litigation and operational losses	470	793	494	1,263	1,491
Loss on sale or write-down of assets	71	215	77	286	220
Loss on early redemption of subordinated debt	—	—	369	—	369
Merger and acquisition	3,955	109	—	4,064	114
Other operating expenses	10,103	9,140	8,833	19,243	17,550
Total Noninterest Expense	76,268	71,250	65,798	147,518	131,371
Income before Income Taxes	42,065	41,038	46,577	83,103	93,058
Income tax provision	8,663	8,342	9,489	17,005	18,421
Net Income	$33,402	$32,696	$37,088	$66,098	$74,637

Shares Outstanding at End of Period	104,925,587	101,927,219	102,297,847	104,925,587	102,297,847
Average Shares Outstanding Assuming Dilution	103,928,428	101,859,825	102,287,598	102,886,345	102,238,489

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2025	2025	2024
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$121,052	$118,792	$109,907
Interest-bearing bank deposits	39,114	22,566	78,386
Securities available for sale, at fair value	1,153,323	1,186,438	1,101,154
Securities held to maturity, at amortized cost	498,043	519,029	453,820
Loans held for sale	42,993	41,587	50,769

Loans and leases	9,570,815	9,093,140	8,994,890
Allowance for credit losses	(132,966)	(119,931)	(123,654)
Net loans and leases	9,437,849	8,973,209	8,871,236

Goodwill and other intangibles	402,558	382,514	384,854
Other assets	542,215	542,263	576,747
Total Assets	$12,237,147	$11,786,398	$11,626,873

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,326,836	$2,273,858	$2,304,830

Interest-bearing demand deposits (a)	1,885,953	1,835,568	1,865,478
Savings deposits (a)	4,132,508	4,029,705	3,710,117
Time deposits	1,759,285	1,722,526	1,528,496
Total interest-bearing deposits	7,777,746	7,587,799	7,104,091

Total deposits	10,104,582	9,861,657	9,408,921

Short-term borrowings	225,874	77,515	537,613
Long-term borrowings	262,369	262,679	136,581
Total borrowings	488,243	340,194	674,194

Other liabilities	126,555	137,496	181,253
Shareholders' equity	1,517,767	1,447,051	1,362,505
Total Liabilities and Shareholders' Equity	$12,237,147	$11,786,398	$11,626,873
(a) Deposits on the above balance sheet for periods prior to June 30, 2025 reflect a reclassification to interest-bearing deposits from savings deposits in order to remove the impact of an internal sweep program related to regulatory reserve requirements. The internal sweep program was terminated in the second quarter of 2025, therefore prior periods are now shown without the reclassification.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2025	Rate	2025	Rate	2024	Rate	2025	Rate	2024	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,430,284	6.09%	$9,068,872	5.92%	$9,017,288	6.06%	$9,250,577	6.01%	$9,007,969	6.01%
Interest bearing bank deposits	59,614	4.85%	76,836	4.72%	208,360	5.58%	68,177	4.78%	160,398	5.80%
Securities (FTE)(1)	1,666,988	3.67%	1,600,047	3.58%	1,510,409	3.23%	1,633,703	3.63%	1,491,322	3.14%
Total Interest-Earning Assets (FTE) (1)	11,156,886	5.73%	10,745,755	5.57%	10,736,057	5.66%	10,952,457	5.65%	10,659,689	5.60%
Noninterest-earning assets	939,441		934,933		959,103		937,199		948,612
Total Assets	$12,096,327		$11,680,688		$11,695,160		$11,889,656		$11,608,301

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,998,326	2.09%	$5,769,898	2.13%	$5,629,028	2.20%	$5,884,743	2.11%	$5,591,841	2.16%
Time deposits	1,747,881	3.82%	1,763,492	4.07%	1,504,544	4.35%	1,755,643	3.94%	1,445,752	4.28%
Short-term borrowings	146,503	4.12%	50,725	2.88%	545,551	4.67%	98,879	3.81%	570,717	4.62%
Long-term borrowings	262,633	4.98%	262,809	5.00%	170,963	5.52%	262,720	4.99%	178,780	5.65%
Total Interest-Bearing Liabilities	8,155,343	2.59%	7,846,924	2.67%	7,850,086	2.85%	8,001,985	2.63%	7,787,090	2.81%
Noninterest-bearing deposits	2,316,854		2,252,794		2,310,274		2,285,001		2,306,306
Other liabilities	131,218		151,957		190,440		141,531		180,062
Shareholders' equity	1,492,912		1,429,013		1,344,360		1,461,139		1,334,843
Total Noninterest-Bearing Funding Sources	3,940,984		3,833,764		3,845,074		3,887,671		3,821,211
Total Liabilities and Shareholders' Equity	$12,096,327		$11,680,688		$11,695,160		$11,889,656		$11,608,301

Net Interest Margin (FTE) (annualized)(1)		3.83%		3.62%		3.57%		3.73%		3.55%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2025	2025	2024
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,381,523	$1,276,420	$1,312,816
Commercial real estate	3,366,267	3,158,440	3,077,013
Equipment finance loans and leases	573,810	485,782	316,700
Real estate construction	424,437	478,833	523,595
Total Commercial	5,746,037	5,399,475	5,230,124

Consumer Loan Portfolio:
Closed-end mortgages	1,879,468	1,826,760	1,902,173
Home equity lines of credit	510,807	488,411	492,133
Real estate construction	23,715	9,869	24,460
Total Real Estate - Consumer	2,413,990	2,325,040	2,418,766

Auto & RV loans	1,339,660	1,296,567	1,270,044
Direct installment	24,659	24,962	26,807
Personal lines of credit	44,475	45,079	46,932
Student loans	1,994	2,017	2,217
Total Other Consumer	1,410,788	1,368,625	1,346,000
Total Consumer Portfolio	3,824,778	3,693,665	3,764,766
Total Portfolio Loans and Leases	9,570,815	9,093,140	8,994,890
Loans held for sale	42,993	41,587	50,769
Total Loans and Leases	$9,613,808	$9,134,727	$9,045,659

	June 30,	March 31,	June 30,
	2025	2025	2024
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$83,180	$50,536	$31,443
Loans on nonaccrual basis - acquisition	16,327	8,869	25,676
Total Nonperforming Loans and Leases	$99,507	$59,405	$57,119
Other real estate owned ("OREO")	1,049	1,270	484
Repossessions ("Repos")	945	621	1,456
Total Nonperforming Assets	$101,501	$61,296	$59,059
Loans past due in excess of 90 days and still accruing	1,297	1,156	1,753
Classified loans and leases	130,020	88,929	103,111
Criticized loans and leases	254,902	190,510	241,611

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	1.06%	0.67%	0.66%
Allowance for credit losses	$132,966	$119,931	$123,654

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$726	$329	$2,485	$1,055	$4,727
Real estate construction	—	—	35	—	29
Commercial real estate	613	1,308	331	1,921	500
Residential real estate	72	(29)	64	43	85
Loans to individuals	1,347	1,490	1,487	2,837	3,363
Net Charge-offs	$2,758	$3,098	$4,402	$5,856	$8,704

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.12%	0.14%	0.20%	0.13%	0.19%
Provision for credit losses as a percentage of net charge-offs	322.63%	185.15%	177.81%	249.90%	138.61%
Provision for credit losses	$8,898	$5,736	$7,827	$14,634	$12,065

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024

Interest income	$158,926	$147,128	$150,682	$306,054	$296,144
Adjustment to fully taxable equivalent basis (1)	341	335	329	676	652
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	159,267	147,463	151,011	306,730	296,796
Interest expense	52,685	51,606	55,690	104,291	108,848
Net interest income, (FTE) (1)	$106,582	$95,857	$95,321	$202,439	$187,948

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024

Net Income	$33,402	$32,696	$37,088	$66,098	$74,637
Intangible amortization	1,311	1,131	1,169	2,442	2,433
Tax benefit of amortization of intangibles	(275)	(238)	(245)	(513)	(511)
Net Income, adjusted for tax affected amortization of intangibles	$34,438	$33,589	$38,012	$68,027	$76,559

Average Tangible Equity:
Total shareholders' equity	$1,492,912	$1,429,013	$1,344,360	$1,461,139	$1,334,843
Less: intangible assets	395,772	382,919	385,332	389,381	385,686
Tangible Equity	1,097,140	1,046,094	959,028	1,071,758	949,157
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,097,140	$1,046,094	$959,028	$1,071,758	$949,157

(8)Return on Average Tangible Common Equity	12.59%	13.02%	15.94%	12.80%	16.22%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024

Core Net Income:
Total Net Income	$33,402	$32,696	$37,088	$66,098	$74,637
Net securites gains	—	(4)	(23)	(4)	(23)
Tax benefit of net securities gains	—	1	5	1	5
Merger and acquisition related expenses	3,955	109	—	4,064	114
Tax benefit of merger and acquisition related expenses	(831)	(23)	—	(853)	(24)
Provision for credit losses - acquisition day 1 non-PCD	3,759	—	—	3,759	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	(789)	—	—	(789)	—
(5) Core net income	$39,496	$32,779	$37,070	$72,276	$74,709
Average Shares Outstanding Assuming Dilution	103,928,428	101,859,825	102,287,598	102,886,345	102,238,489
(6) Core Earnings per common share (diluted)	$0.38	$0.32	$0.36	$0.70	$0.73

Intangible amortization	1,311	1,131	1,169	2,442	2,433
Tax benefit of amortization of intangibles	(275)	(238)	(245)	(513)	(511)
Core Net Income, adjusted for tax affected amortization of intangibles	$40,532	$33,672	$37,994	$74,205	$76,631

(9) Core Return on Average Tangible Common Equity	14.82%	13.05%	15.93%	13.96%	16.24%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Core Return on Average Assets:
Total Net Income	$33,402	$32,696	$37,088	$66,098	$74,637
Total Average Assets	12,096,327	11,680,688	11,695,160	11,889,656	11,608,301
Return on Average Assets	1.11%	1.14%	1.28%	1.12%	1.29%

Core Net Income (5)	$39,496	$32,779	$37,070	$72,276	$74,709
Total Average Assets	12,096,327	11,680,688	11,695,160	11,889,656	11,608,301
(7) Core Return on Average Assets	1.31%	1.14%	1.27%	1.23%	1.29%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Core Efficiency Ratio:
Total Noninterest Expense	$76,268	$71,250	$65,798	$147,518	$131,371
Adjustments to Noninterest Expense:
Intangible amortization	1,311	1,131	1,169	2,442	2,433
Merger and acquisition related	3,955	109	—	4,064	114
Noninterest Expense - Core	$71,002	$70,010	$64,629	$141,012	$128,824

Net interest income, (FTE)	$106,582	$95,857	$95,321	$202,439	$187,948
Total noninterest income	24,749	22,502	25,210	47,251	49,198
Net securites gains	—	(4)	(23)	(4)	(23)
Total Revenue	131,331	118,355	120,508	249,686	237,123

Adjustments to Revenue:
Derivative mark-to-market	—	(153)	—	(153)	12
Total Revenue - Core	$131,331	$118,508	$120,508	$249,839	$237,111

(10)Core Efficiency Ratio	54.06%	59.08%	53.63%	56.44%	54.33%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	June 30,	March 31,	June 30,
	2025	2025	2024
Tangible Equity:
Total shareholders' equity	$1,517,767	$1,447,051	$1,362,505
Less: intangible assets	402,558	382,514	384,854
Tangible Equity	1,115,209	1,064,537	977,651
Less: preferred stock	—	—	—
Tangible Common Equity	$1,115,209	$1,064,537	$977,651

Tangible Assets:
Total assets	$12,237,147	$11,786,398	$11,626,873
Less: intangible assets	402,558	382,514	384,854
Tangible Assets	$11,834,589	$11,403,884	$11,242,019

(12)Tangible Common Equity as a percentage of Tangible Assets	9.42%	9.33%	8.70%

Shares Outstanding at End of Period	104,925,587	101,927,219	102,297,847
(11)Tangible Book Value Per Common Share	$10.63	$10.44	$9.56

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Pre-tax pre-provision net revenue:
Net interest income	$106,241	$95,522	$94,992	$201,763	$187,296
Noninterest income	24,749	22,502	25,210	47,251	49,198
Noninterest expense	76,268	71,250	65,798	147,518	131,371
Pre-tax pre-provision net revenue	$54,722	$46,774	$54,404	$101,496	$105,123

Net securites gains	$—	$(4)	$(23)	$(4)	$(23)
Merger and acquisition related expenses	3,955	109	—	4,064	114
Core pre-tax pre-provision net revenue	$58,677	$46,879	$54,381	$105,556	$105,214

Net charge-offs	$2,758	$3,098	$4,402	$5,856	$8,704